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                                                                   Exhibit 24(2)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Robert A. Halpin, constitutes and appoints each of MICHAEL BINNION and SUSAN E. PALMER, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to CanArgo Energy Corporation's Registration Statement on Form S-1 filed on February 12, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may lawfully do or cause to be done by virtue hereof.


/s/ Robert A. Halpin                                Date: May 7, 1999
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Robert A. Halpin